UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2014

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20800 Swenson Drive, Suite 175 Waukesha, Wisconsin	53186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On June 9, 2014, retroactively effective as of May 31, 2014, Telkonet, Inc. (the “Company”) terminated its Business Financing Agreement, dated May 31, 2013 (a copy of which was filed as Exhibit 10.1 to the Company’s 8-K filed on June 6, 2013) and amended August 1, 2013 with Bridge Bank N.A. (the “Agreement’).

The Agreement provided for a revolving credit facility in a principal amount not to exceed $2,000,000, subject to a borrowing base equal to the sum of 80% of the Company’s eligible accounts receivable and 25% of the eligible inventory. As previously disclosed, the Company was in violation of a financial performance covenant under the Agreement and, although the violation of the financial performance covenant constituted a default under the Agreement, Bridge Bank did not pursue any remedies under the default provisions of the Agreement prior to its termination.

As of May 31, 2014, there were no amounts outstanding under the revolving line of credit component of the Agreement. The Company did not incur any penalties as a result of the termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2014	TELKONET, INC.

By: /s/ Jason Tienor
Jason Tienor Chief Executive Officer